CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board Of Directors
Profile Technologies, Inc.


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                           /s/    KPMG Peat Marwick LLP


Seattle, Washington
May 19, 1998